Exhibit 3.66

AMENDED & RESTATED

BYLAWS

OF

ADVANCED DISPOSAL SERVICES EVERGREEN LANDFILL, INC.

A Georgia Corporation

Adopted and Restated as of the 14th day of December, 2012.

ARTICLE I.

OFFICES

1.01 Business Office.

The Corporation’s principal office shall be within the State of Georgia. The Corporation may have such other offices, either within or without the State of Georgia, as the Board of Directors may designate or as the Corporation’s business may require from time to time. The Corporation shall maintain at its principal office a copy of certain records as required by the Georgia Business Corporation Law (the “Act”).

1.02 Registered Office.

The Corporation’s registered office required by the Act to be maintained in the State of Georgia shall be the place designated by resolution of the Corporation’s Board of Directors and may be, but need not be, identical to the principal office in the State of Georgia. The address of the registered office may be changed from time to time.

ARTICLE II.

SHAREHOLDERS

2.01 Annual Shareholder Meeting.

The annual meeting of the shareholders shall be held within 90 days of the close of the Corporation’s fiscal year, at a time and date as is determined by the Corporation’s President or Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.02 Special Shareholder Meetings.

Special meetings of the shareholders, for any purpose or purposes, may be called by: (1) the President, (2) the Board of Directors or such officers as the Board of Directors may authorize from time to time, or (3) the President or Secretary upon the written request of the holders of record of at least one-tenth of all the outstanding shares of the Corporation entitled to vote on any issue at the meeting. The party calling the special meeting shall designate the date and hour of the meeting.

Upon delivery to the President or Secretary of a written request pursuant to item (3) above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within thirty (30) days of such delivery, notice of the meeting to the shareholders. Notice of any special meeting shall be given in the manner provided in section 2.04 of these Bylaws. Only business within the purpose(s) described in the special meeting notice shall be conducted at a special shareholders meeting.

2.03 Place of Shareholder Meeting.

The Board of Directors may designate any place, either within or without the State of Georgia, as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all persons entitled to vote at a meeting also may designate any place, either within or without the State of Georgia, as the place for the holding of such meeting. If no designation is made by the Board of Directors, or if a special meeting be otherwise called, the place of the meeting shall be the Corporation’s principal business office in the State of Georgia, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

2.04 Notice of Shareholder Meeting.

(a) Required Notice. Unless otherwise required by the Act, written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting date, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the Corporation’s stock transfer books, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the Corporation’s current .record of shareholders.

(b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed (see section 2.05 of this Article II), then notice must be given pursuant to the requirements of paragraph (a) of this section 2.04 to those persons who are shareholders as of the new record date.

(c) Waiver of Notice. A shareholder may waive notice of meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws), by a writing signed by the shareholder entitled to the notice which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting:

(1)	waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

(2)	waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this section 2.04(d), or as provided in the Corporation’s Articles of Incorporation or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property; (4) the dissolution of the Corporation; or (5) the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; or (3) transaction for disposition of the Corporation’s property. If the proposed corporate action creates dissenters’ rights, the notice must state that shareholders are or may be entitled to assert dissenters’ rights and must be accompanied by a copy of the appropriate section of the Act. If the Corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall, with or before the notice of the next shareholder meeting, report in writing to all the shareholders the number of shares authorized or issued and the consideration received. Likewise, if the Corporation indemnifies or advances expenses to a director, this shall be reported to all the shareholders with or before notice of the next shareholder’s meeting.

2.05 Fixing of Record Date.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no such record date is fixed, the record date for determination of such shareholders shall be at the close of business on:

(a) With respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board or these Bylaws to call a meeting, the day before the first notice is delivered to shareholders;

(b) With respect to a special shareholder’s meeting demanded by the shareholders, the date the first shareholder signs the demand;

(c) With respect to the payment of a share dividend, the date the Board authorizes the share dividend;

(d) With respect to actions taken in writing without a meeting (pursuant to Article 11, section 2.11), the date the first shareholder signs a consent;

(e) With respect to a distribution to shareholders, (other than one involving a repurchase or acquisition of shares), the date the Board authorizes the distribution; and

(f) With respect to any other matter for which such a determination is required, as provided by law.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.06 Voting Lists.

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. The list must be arranged by voting group, if such exists, and within each voting group by class or series of shares. The shareholder list shall be subject to inspection at the Corporation’s principal office by any shareholder at any time during usual business hours for any proper purpose and beginning two (2) business days after notice is given of the meeting for which the list was prepared. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the meeting for purposes related to the meeting. A shareholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Act and of section 2.12(c), to copy the list during regular business hours and at the shareholder’s expense during the period it is available for inspection. The Corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time. The failure of the Corporation to produce such shareholder list shall not invalidate any action taken at such meeting.

2.07 Shareholder Quorum and Voting Requirements.

Unless the Articles of Incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. A share represented at a meeting solely for the purpose of objecting to the holding of the meeting or the transaction of business at the meeting shall not be deemed present for quorum purposes.

2.08 Proxies.

Except as otherwise provided by the Act, at all meetings of shareholders a shareholder may vote in person or vote by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation.

2.09 Voting of Shares.

Unless otherwise provided in the Articles of Incorporation or the Act, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the preceding sentence shall not limit the Corporation’s power to vote any shares, including its own shares, held by it in a fiduciary capacity.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

2.10 Corporation’s Acceptance of Votes.

(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(1)	the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

(2)	the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3)	the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, and proxy appointment;

(4)	the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

(5)	two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(c) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

2.11 Unanimous Consent without Meeting.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the Corporation for inclusion in the minute book. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

2.12 Voting of Shares by other Corporations.

Shares standing in another corporation’s name may be voted either in person or by proxy, by the other corporation’s president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer’s assistant shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to this Corporation’s Secretary, or other officer or agent of this Corporation authorized to tabulate votes, of the designation of some other person by the other corporation’s board of directors or Bylaws.

2.13 Dissenters’ Rights.

Each shareholder shall have the right to dissent from action by the Corporation and obtain payment for his or her shares when so authorized by the Act, the Articles of Incorporation, these Bylaws, or by resolution of the Board of Directors.

2.14 Conduct of Meetings.

The President, or in his or her absence the Vice President, and in his or her absence any person chosen by the shareholders present, shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, except that the presiding officer may appoint any Assistant Secretary or other person to act as Secretary of the meeting.

ARTICLE III.

BOARD OF DIRECTORS

3.01 General Powers.

All corporate powers shall be exercised by or under the authority of, and the Corporation’s business and affairs shall be managed under the direction of, the Board of Directors.

3.02 Election.

Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

3.03 Number, Tenure and Qualification.

The number of directors shall be fixed, or increased or decreased from time to time, by a resolution adopted by a majority of the Board of Directors or Shareholders by amendment to these Bylaws, but in no event shall there be less than two (2) directors and a decrease in the number of directors shall not shorten the term of office of an incumbent director. Each director shall be elected at the Corporation’s annual meeting of the shareholders and shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified or until his or her death, resignation or removal from office in the manner provided by law or the Bylaws of the Corporation. Directors need not be residents of the State of Georgia or shareholders of the Corporation.

3.04 Regular Meetings.

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders and each adjourned session thereof. The Board of Directors may provide by resolution the time and place, either within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution. Any such regular meeting may be held by any means of communication as permitted by section 3.09.

3.05 Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the President, Vice President or any one director. The person or persons authorized to call special meetings of the Board of Directors may fix any time and any place, either within or without the State of Georgia, as the time and place for holding any special meeting of the Board of Directors called by them. If no place is fixed by the person calling the meeting, the place of meeting shall be the Corporation’s principal office in the State of Georgia. Any such special meeting may be held by any means of communication as permitted by section 3.09.

3.06 Notice of Special Meetings; Waiver of Notice.

Notice stating the time and place of any special meeting of the Board of Directors shall be given at least forty-eight (48) hours previously thereto by written notice delivered personally or mailed to each director at his or her business address, or such other address as designated in writing to the Secretary, or by telephone, facsimile or telegram. If mailed, such notice shall be deemed to be effective with the earlier of: (1) when received, or (2) five days after deposit in the United States Mail, addressed to the director’s business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. If notice be given by telephone, facsimile or telegram, such notice shall be deemed to be delivered when the notice is given personally by telephone, at the time transmitted to a facsimile number at any address designated above, or when the telegram is delivered to the telegraph company. Whenever any notice is required to be given to any director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of the business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.07 Director Quorum.

Except as otherwise specified by law or the Articles of Incorporation or these Bylaws, a majority of the number of directors fixed in the manner provided by section 3.03 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Act, the Articles of Incorporation or these Bylaws.

A majority of the number of directors appointed to serve on a committee as authorized in section 3.16 of these Bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken under emergency Bylaws or any other provisions of these Bylaws that fix different quorum requirements.

3.08 Voting Requirement.

The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or a committee of the Board of Directors. This provision shall not, however, apply to any action taken by the Board of Directors pursuant to section 3.15 or Article IX of these Bylaws, or in the event the affirmative vote of a greater number of directors is required by the Act, the Articles of Incorporation, or any other provision of these Bylaws.

3.09 Meetings by Electronic Means of Communication.

To the extent provided in these Bylaws, the Board of Directors, or any committee of the Board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these Bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided (1) all participating directors may simultaneously hear each other during the meeting, or (2) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

3.10 Director’s Assent.

A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding it or transacting business at the meeting; or (2) the director dissents or abstains from the action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action; (3) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure that complies with the appropriate provisions of the Act promptly after receiving the minutes; or (4) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.11 Conduct of Meetings.

The President, and in his absence the Vice-Presidents in the order appointed under section 4.07 of Article IV, and in their absence any director chosen by the directors then present, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the secretary the presiding officer may appoint any Assistant secretary or any director or other person present to act as secretary of the meeting.

3.12 Removal.

Any director or the entire Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the shares outstanding and entitled to vote for the election of such director(s) taken at a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the shareholders.

3.13 Vacancies.

Any vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies then, and until the shareholders act, the vacancy may be filled (1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office.

3.14 Compensation and Expenses.

The Board of Directors, irrespective of any personal interest, of any of its members, may (1) establish reasonable compensation of all directors for services to the Corporation as directors or may delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the Corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors’ duties, including the expense of traveling to and from Board meetings.

3.15 Unanimous Consent without Meeting.

Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors then in office, and filed with the Corporation’s records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting and may be described as such in any document.

3.16 Committees.

The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors may designate one or more committees, each committee to consist of one or more directors elected by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the Corporation’s business and affairs, except action in respect to the (1) authorization of distributions, (2) the approval or proposal to shareholders of action for which the Act requires approval by shareholders, (3) filling vacancies on the Board of Directors or its committees, (4) amending the Articles of Incorporation pursuant to Board authority, (5) adopting, amending or repealing Bylaws, (6) approving a plan of merger not requiring shareholder approval, (7) the authorization or approval to reorganize shares, except according to a formula or method prescribed by the Board of Directors, (8) the authorization or approval of the issuance or sale or contract for sale of shares, or (9) the determination of the designation and relative rights, preferences and limitations of a class or series of shares. Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11 and 3.15 of this Article III, which govern meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, apply to committees and their members.

ARTICLE IV.

OFFICERS

4.01 Number.

The Corporation’s principal officers shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Additional officers and assistant officers, including any Vice Presidents, may be appointed by the Board of Directors as the Board deems appropriate. If there is more than one Vice President, the Board may establish designations for the Vice Presidencies to identify their functions or their order. There may, in addition, be a chairperson or co-chairperson of the board whenever the Board shall see fit to cause such office or offices to be filled. Any two or more offices may be held simultaneously by the same person.

4.02 Appointment and Term of Office.

The Corporation’s officers shall be appointed for a term as determined by the Board of Directors. If no term is specified, they shall hold office until their successor shall have been duly appointed and shall have qualified or until the officer’s death, resignation or removal from office in the manner hereinafter provided.

The designation of a specified term does not grant to the officer any contract rights, and the Board can remove the officer at any time prior to the termination of such term.

4.03 Removal.

Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the Corporation’s best interests will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.04 Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

4.05 Powers, Authority and Duties.

The Corporation’s officers shall have the powers and authority conferred in the duties prescribed by the Board of Directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article IV.

4.06 The President.

The President shall be the Corporation’s principal executive officer and, subject to the control of the Board of Directors, shall in general supervise and control all of the Corporation’s business and affairs. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments in the ordinary course of business or that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incidental to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.07 The Vice President.

In the absence of the President or in the event of the President’s death or inability or refusal to act as directed by the Board of Directors, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

4.08 The Secretary.

The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and see that books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; (d) keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.09 The Treasurer.

The Treasurer shall: (a) have charge and custody of and be responsible for all of the Corporation’s funds and securities; (b) receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all funds of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws, and (c) in general perform all of the duties incidental to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.10 Assistant Secretaries and Assistant Treasurers.

The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation and issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers, if required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall, determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.11 Salaries.

Officers’ salaries shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.01 Contracts.

The Board of Directors may authorize any individual officer or agent or number of officers or agents to enter into any contract or to execute and deliver any instrument in the Corporation’s name and on its behalf, and such authorization may be general or confined to specific instances. Specifically, all contracts for the purchase or sale of real estate shall be approved by the Board of Directors.

5.02 Loans.

No loans shall be contracted on the Corporation’s behalf and no indebtedness shall be incurred in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03 Checks, Drafts, etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the Corporation’s name, shall be signed by such officer or officers, agents or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04 Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VI.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01 Certificates for Shares.

(a) Content

Certificates representing shares of the Corporation shall at a minimum state on their face the name of the issuing corporation and that it is formed under the laws of Georgia, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the Board of Directors. Such certificates shall be signed (either manually or by facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary. Each certificate for shares shall be consecutively numbered or otherwise identified.

(b) Legend as to Class or Series

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholders this information on request in writing and without charge.

(c) Shareholder List

The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

(d) Transferred Shares

All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnification of the Corporation as the Board of Directors may prescribe.

6.02 Registration of the Transfer of Shares.

Registration of the transfer of shares of the Corporation shall be made only on the Corporation’s stock transfer books by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the Corporation’s books shall be deemed by the Corporation to be the owner thereof for all purposes.

6.03 Restrictions on Transfer.

The Board of Directors or shareholders may impose restrictions on the transfer of shares. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

6.04 Lost, Destroyed or Stolen Certificates.

Where the owner claims that his certificate of shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors, including the furnishing of an indemnity bond if so required.

6.05 Consideration for Shares.

The Corporation’s shares may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, promissory notes, in other property, tangible or intangible, or in labor or services actually performed or to be performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and non-assessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

If the consideration to be paid for share consists, in whole or part, of a promissory note or a contract for services to be performed for the Corporation, the Board of Directors may, in its discretion, elect to hold those shares in escrow or otherwise restrict their transfer. In the event that shares are so escrowed, and the shareholder defaults under his or her obligations under the promissory note or the contract for services, as applicable, the Corporation may, in addition to any other legal or equitable remedies, cancel all or part of the escrowed shares.

6.06 Acquisition of Shares.

The Corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

6.07 Stock Regulations.

The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Georgia as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VII.

FISCAL YEAR

The Board of Directors may by resolution establish the Corporation’s fiscal year.

ARTICLE VIII.

DISTRIBUTIONS

The Board of Directors may from time to time authorize, and the Corporation may make distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law, the Articles of Incorporation and the resolutions of the Board of Directors.

ARTICLE IX.

INDEMNIFICATION

9.01 Indemnification for Successful Defense.

Within twenty (20) days after receipt of a written request pursuant to Section 9.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceedings, for all reasonable expenses incurred in the proceedings if the director or officer was a party because he or she is a director or officer of the corporation.

9.02 Other Indemnification.

(a) In cases not included under Section 9.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

(1)	A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

(2)	A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

(3)	A transaction from which the director or officer derived an improper personal profit;

(4)	Willful misconduct.

(b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 9.05 hereof.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

9.03 Written Request.

A director or officer who seeks indemnification under Sections 9.01 or 9.02 shall make a written request to the corporation.

9.04 Nonduplication.

The corporation shall not indemnify a director or officer under Sections 9.01 or 9.02 to the extent the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

9.05 Determination of Right to Indemnification.

(a) Unless otherwise provided for by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 9.02 shall select one of the following means for determining his or her right to indemnification:

(1)	By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee;

(2)	By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings;

(3)	By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected;

(4)	By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination;

(5)	By a court under Section 9.08;

(6)	By any other method provided for in any additional right to indemnification permitted under Section 9.07.

(b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 9.02 should not be allowed.

(c) A written determination as to a director’s or officer’s indemnification under Section 9.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

(d) If it is determined that indemnification is required under Section 9.02, the corporation shall pay all liabilities and expenses not prohibited by Section 9.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

9.06 Advance of Expenses.

Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

(1)	A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation;

(2)	A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 9.05 that indemnification under Section 9.02 is not required and that indemnification is not ordered by a court under Section 9.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

9.07 Nonexclusivity.

(a) Except as provided in (b), Sections 9.01, 9.02 and 9.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

(1)	The Articles of Incorporation;

(2)	A written agreement between the director or officer and the corporation;

(3)	A resolution of the Board of Directors;

(4)	A resolution, after notice, adopted by a majority vote of all of the corporation’s voting shares then issued and outstanding.

(b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 9.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c) Sections 9.01 to 9.13 do not affect the corporation’s power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances:

(1)	As a witness in a proceeding to which he or she is not a party;

(2)	As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

9.08 Court-Ordered Indemnification.

(a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 9.05(a)(5) or for review by the court of an adverse determination under Section 9.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

(b) The court shall order indemnification if it determines any of the following:

(1)	That the director or officer is entitled to indemnification under Sections 9.01 or 9.02;

(2)	That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 9.02.

(c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

9.09 Indemnification and Allowance of Expenses of Employees and Agents.

The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

9.10 Insurance.

The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 9.01, 9.02, 9.06, 9.07 and 9.09.

9.11 Securities Law Claims.

(a) Pursuant to the public policy of the United States or the State of Georgia, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 9.01 to 9.10.

(b) Sections 9.01 to 9.10 apply, to the extent applicable to any other proceeding allowed by law, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

9.12 Liberal Construction.

In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 9.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

9.13 Definitions Applicable to this Article. For purposes of this Article:

(a) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one of more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(b) “Corporation” means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

(c) “Director or officer” means any of the following:

(1)	An individual who is or was a director or officer of this corporation;

(2)	An individual who, while a director or officer of this corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise;

(3)	An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan;

(4)	Unless the consent requires otherwise, the estate or personal representative of a director of officer.

For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing of decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

(d) “Expenses” include all fees, costs, charges, attorneys’ counsel fees and other expenses and disbursements incurred in connection with a proceeding.

(e) “Liability” includes the obligation to pay a judgment, settlement, penalty, fine, assessment or forfeiture, including an excise tax assessed with respect to or on an employee benefit plan, and reasonable expenses.

(f) “Party” includes an individual who was or is, or who is threatened to be made, or is at risk of becoming, a named defendant or respondent in a proceeding.

(g) “Proceeding” means any threatened, pending or completed action, suit, claim, litigation, appeal, arbitration or other proceeding, whether civil, criminal, administrative or investigative, formal or informal, predicated on foreign, federal, state or local law, brought by or in the right of the Corporation or by any other person or by any governmental or administrative body.

9.14 Savings Clause.

To the extent any court of competent jurisdiction shall determine that the indemnification provided under this Article IX shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow and require indemnification to the maximum extent permitted by law.

9.15 Effective Date.

This Article IX shall be deemed to be a contract between the Corporation and each previous, current or future director or officer. The provisions of this Article IX shall apply to all proceedings commenced after the date hereof, whether rising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article IX shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

ARTICLE X.

CORPORATE SEAL

The Corporation shall have no seal.

ARTICLE XI.

AMENDMENTS

11.01 Board of Directors.

The Board of Directors, from time to time, by vote of a majority of the directors then in office, may adopt, amend or repeal any and all of the Corporation’s Bylaws, unless the Articles of Incorporation or the Act reserve this power exclusively to the shareholders in whole or in part; or the shareholders, in adopting, amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

11.02 Shareholders.

The shareholders, from time to time, by vote of a majority of the shares entitled to vote, may adopt, amend or repeal any and all of the Corporation’s Bylaws.

11.03 Implied Amendments.

Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but which is taken or authorized by the unanimous written consent of the shareholders or Board of Directors or by the affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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